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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of HealthAxis Inc. for the registration of 2,449,527 shares of its common stock, and to the incorporation by reference therein of our report dated March 28, 2000, with respect to the consolidated financial statements of Insurdata Incorporated included in the current report on Form 8-K of HealthAxis Inc. dated March 31, 2000 filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP
                                                        ---------------------
                                                        ERNST & YOUNG LLP

Dallas, Texas
March 28, 2000